EXHIBIT 23.1



                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                         January 14, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 14, 2003 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at November 30, 2002, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC
















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702) 436-
4218, e-mail: Ktingle@worldnet.att.